Exhibit 2.4

FORM OF SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is entered into on April 23, 2026 (the “Signing Date”) by and between:

(1) Roman Elošvili, an individua residing at [*] (the “Seller”); and

(2) [..................], an individual, passport number [.....], [address], e-mail:...... (the “Purchaser”).

The Seller and the Purchaser are hereinafter separately referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	OÜ XDATA GROUP is a private limited company incorporated and registered in the Republic of Estonia with the registry code 16472540, registered address at Lõõtsa 8, 11415 Tallinn, Harju County, Estonia (the “Company”).

(B)	The Seller is the sole shareholder of the Company, owning one (1) ordinary share of the Company with a nominal value of EUR 10,000 (ten thousand euros) (the “Seller’s Share”).

(C)	The Seller intends to divide the Seller’s Share and sell a portion thereof representing 0.0014 % of the share capital of the Company, having a nominal value of EUR 0.14 (fourteen euro cents) (the “Share”), to the Purchaser on the terms and conditions set out herein.

NOW, THEREFORE, the Parties have agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following terms shall have the meanings assigned to them below:

(a)	“Business Day” means any day other than a Saturday, Sunday or public holiday in the Republic of Estonia.

(b)	“Purchase Price” has the meaning given to it in Section 3.1.

(c)	“Registry” means the Estonian Commercial Register (Äriregister).

(d)	“written” or “in writing” means also form reproducible in writing.

1.2	References to Sections are references to sections of this Agreement. Headings are for convenience only and shall not affect interpretation.

2.	SALE OF SHARE

2.1	Upon the terms and subject to the conditions set out in this Agreement, the Seller hereby agrees to sell and transfer to the Purchaser the Share, together with all rights, title, interest, and benefits attaching to the Share, and the Purchaser hereby agrees to purchase the Share and to pay the Purchase Price to the Seller.

3.	PURCHASE PRICE AND PAYMENT

3.1	The aggregate purchase price payable by the Purchaser to the Seller for the Share is AMD [*] (the “Purchase Price”).

3.2	The Purchaser shall transfer the Purchase Price to the following bank account of the Seller:

Name of account holder
IBAN
Name of bank

3.3	The Purchaser shall transfer the Purchase Price in full to the Seller’s bank account specified in Section 3.2 within 2 days of the Signing Date.

3.4	The Purchase Price may be paid by a third party on behalf of the Purchaser, provided that payment by a third party shall not release the Purchaser from any of its obligations under this Agreement, and the Purchaser shall remain fully liable for the performance of all of its obligations hereunder.

3.5	The title to the Share shall pass from the Seller to the Purchaser upon the fulfilment of both following conditions precedent (the “Conditions Precedent”):

(a)	the Seller having received payment of the Purchase Price in full;

(b)	the new wording of the Articles (as defined below) entering into force and being registered in the Registry.

3.6	Upon the due fulfilment of the Conditions Precedent, the Seller as the member of the management board of the Company will make corresponding changes in the list of shareholders of the Company and register the changes in the Registry. The Seller may at its sole discretion wholly or partially waive the Condition Precedent indicated in Section 3.5 and any waiver shall be considered equal to fulfilment of such Condition Precedent.

3.7	All costs, fees, and charges arising in connection with the registration of the Share transfer in the Registry, and the submission of any application to the Registry pursuant to this Agreement, including any applicable state fees, shall be borne by the Company. Each Party shall bear its own legal and advisory costs incurred in connection with the negotiation and execution of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Seller represents and warrants to the Purchaser that:

(a)	the Seller is the sole and unrestricted legal and beneficial owner of the Seller’s Share and has full right, power, and authority to sell and transfer the Share to the Purchaser;

(b)	the Seller’s Share is not subject to any pledge, mortgage, lien, charge, encumbrance, option, or any third-party right of any nature;

(c)	no legal, arbitral, or administrative proceedings have been commenced or, to the best of the Seller’s knowledge, threatened that would affect the Seller’s ability to perform this Agreement or transfer the Share to the Purchaser;

(d)	he has adopted the sole shareholder’s resolution of the Company to amend the articles of association of the Company (the “Articles”) and waive the application of the right of pre-emption upon a transfer of a share of the Company in accordance with Section 149(2) of the Estonian Commercial Code and waive the requirement for division of a share in case of transfer of part of a share.

4.2	Each Party represents and warrants to the other Party that:

(a)	it has full legal capacity, power, and authority to enter into and perform this Agreement;

(b)	this Agreement has been duly executed by or on behalf of the Party and constitutes valid, binding, and enforceable obligations of the Party in accordance with its terms;

(c)	the execution and performance of this Agreement does not and will not conflict with or constitute a breach of (i) any applicable law or regulation; (ii) any order, judgment, or decree of any court or governmental authority; or (iii) any agreement or obligation binding upon the Party; and

(d)	to the best of the Party’s knowledge, no bankruptcy petition has been filed against the Party, nor is the Party subject to any insolvency, liquidation, or debt restructuring proceedings.

4.3	The Purchaser acknowledges and confirms that: (i) the Seller has not made, and the Purchaser has not relied upon, any express or implied representations or warranties of the Seller regarding the Company or its business, financial condition, assets, or prospects, beyond those expressly set out in Sections 4.1 and 4.2; and (ii) the Share is sold in its current condition (“as is”) and the Purchaser shall not be entitled to assert any claims against the Seller in connection with the condition, performance, or prospects of the Company, except as expressly provided in this Agreement.

4.4	The Purchaser further acknowledges and confirms that:

(a)	the Purchaser has been given the opportunity to conduct its own due diligence with respect to the Company;

(b)	the Purchaser has independently assessed the legal, financial, and tax implications of the transactions contemplated herein and has not relied solely on any statement by the Seller or the Company in making its investment decision;

(c)	the Purchaser has been given the opportunity to review and fully familiarise itself with the new Articles.

5.	LIABILITY

5.1	The sole remedy available to the Purchaser against the Seller for any breach of any warranty or other provision of this Agreement shall be a claim for direct monetary damages for breach of contract. The Purchaser irrevocably and unconditionally waives any other remedy under law or otherwise, including any right to rescind this Agreement on grounds other than as expressly stated herein.

5.2	If a breach of contract by the Seller is capable of remedy, the Purchaser shall only be entitled to compensation if it provides the Seller with a written notice specifying the nature of the breach, and such breach is not remedied within thirty (30) Business Days of the Seller’s receipt of such notice.

5.3	The Purchaser shall take all reasonable steps to mitigate any loss, damage, or liability arising from any breach by the Seller. The Purchaser shall cooperate with and provide all reasonable assistance to the Seller in remedying any breach.

5.4	The total aggregate liability of each Party under and in connection with this Agreement shall not exceed the amount of the Purchase Price actually received by the Seller from the Purchaser.

5.5	Neither Party shall be liable to the other for loss of profit and any indirect, consequential, special, punitive, or exemplary damages arising out of or in connection with this Agreement, regardless of whether such damages were foreseeable or either Party had been advised of their possibility.

6.	CONFIDENTIALITY

6.1	Each Party shall keep strictly confidential the terms of this Agreement and all information received from the other Party in connection with the preparation and performance of this Agreement that it would not have obtained but for entry into this Agreement (collectively, “Confidential Information”). Confidential Information shall not be disclosed to any third party without the prior written consent of the disclosing Party, except:

(a)	as required by applicable law or regulation or by any competent court, governmental, regulatory, or supervisory authority;

(b)	to the Party’s legal, financial, or tax advisers, auditors, or credit institutions who are bound by a duty of confidentiality; or

(c)	to the extent necessary to implement the transactions contemplated under this Agreement, including the Share Exchange.

6.2	The confidentiality obligations under this Section 6 shall survive the termination or expiry of this Agreement and shall remain in force for a period of five (5) years from the Signing Date.

7.	TERMINATION

7.1	This Agreement may be terminated:

(a)	by written agreement of both Parties at any time; or

(b)	by either Party upon written notice to the other Party if the other Party has materially breached this Agreement and (where such breach is capable of remedy) has failed to remedy such breach within thirty (30) Business Days of receiving written notice requiring it to do so.

7.2	In the event of termination under Section 7.1(a) or 7.1(b), any amounts paid by the Purchaser to the Seller under this Agreement prior to the date of termination shall be returned to the Purchaser within fifteen (15) Business Days in accordance with Section 3.5, unless the termination was caused by a breach of the Purchaser, in which case the Seller shall be entitled to retain the Purchase Price as liquidated damages and as the Seller’s sole remedy.

7.3	Termination of this Agreement shall not affect any rights, remedies, obligations, or liabilities of the Parties that have accrued prior to termination, or any obligation of confidentiality or limitation of liability that is expressed to survive termination.

8.	NOTICES

8.1	All notices and communications under this Agreement shall be in writing and shall be delivered by email, to the addresses set out in this Agreement.

9.	GENERAL PROVISIONS

9.1	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior negotiations, representations, warranties, understandings, and agreements (whether written or oral) between the Parties relating thereto.

9.2	This Agreement may only be amended by a written instrument signed by both Parties in the same format as this Agreement. Any purported amendment not complying with this requirement shall be null and void.

9.3	If any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any jurisdiction, that shall not affect the legality, validity, or enforceability of any other provision or of the same provision in any other jurisdiction. The Parties shall use their best efforts to replace any void or unenforceable provision with a valid provision that is as similar in nature and effect as possible.

9.4	No failure or delay by either Party in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

9.5	Neither Party may assign, transfer, charge, or otherwise deal with all or any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any purported assignment in breach of this Section 10.5 shall be null and void.

9.6	Nothing in this Agreement is intended to, or shall, confer any rights or remedies upon any person other than the Parties.

9.7	This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement. Electronic signatures and electronically transmitted executed copies shall be deemed valid and binding.

9.8	This Agreement shall be governed by and construed in accordance with the laws of the Republic of Estonia.

9.9	The Parties shall attempt to resolve any dispute arising out of or in connection with this Agreement through good-faith negotiations within thirty (30) Business Days of one Party notifying the other in writing of the dispute. Should the negotiations fail, the dispute shall be finally resolved by the courts of Estonia, with Harju County Court (Harju Maakohus) as the court of first instance.

9.10	This Agreement is executed in the English language. In the event of any translation of this Agreement into any other language, the English version shall prevail.

9.11	This Agreement shall enter into force upon signature by both Parties.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first written above.

SELLER	PURCHASER

Roman Elošvili	[Name]

ADDENDUM TO SHARE PURCHASE AGREEMENT

Reference is made to the Share Purchase Agreement (the “SPA”), entered into by and between Roman Elosvili and the undersigned Purchaser on April 23, 2026. All capitalized terms not defined herein shall have the respective meanings ascribed to them in the SPA.

The undersigned Purchaser acknowledges that the sale of the Share by the Seller to the undersigned Purchaser is exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) by virtue of Regulation S promulgated thereunder (“Regulation S”), including, without limitation, the resale safe harbor provisions of Rule 904 under the Securities Act and the Company and the Seller are relying in part upon the truth and accuracy of, and the undersigned Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the undersigned Purchaser set forth in this addendum in order to determine the availability of such exemptions and the eligibility of the undersigned Purchaser to acquire the Share.

The undersigned also acknowledges as follows:

The undersigned Purchaser represents and warrants that it (I) acquired the Share outside the United States in an offshore transaction meeting the requirements of Regulation S; (II) is not acquiring and has not offered pursuant to Rule 903 of Regulation S, the Share for the account or benefit of any U.S. Person; (III) did not become aware of the Company or the Share through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S); (IV) was outside the United States at the time of the origination of contact concerning the transactions contemplated by the SPA and on the date of execution and delivery of the SPA by such Purchaser; (V) is not acquiring the Share in a transaction or part of series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act; (VI) is neither a U.S. Person nor a Distributor (in each case, as defined in Rule 902 of Regulation S) and (VII) is the sole beneficial owner of the Share and has not pre-arranged any sale with a purchaser in the United States.

THE SHARE WAS ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THE SHARE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3), (7) OR (8) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE SHARE (THE FORM OF WHICH CAN BE OBTAINED FROM THE COMPANY) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SHARE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Any certificate representing the Share shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

This is an addendum to the SPA which shall remain in full force and effect.

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ACCEPTED AND AGREED as of the date of the SPA:

PURCHASER	SELLER

Roman Elosvili

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